BARK Reports First Quarter Fiscal Year 2026 Results

NEW YORK, August 7, 2025 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal first quarter ended June 30, 2025.

First Quarter Fiscal Year 2026 Highlights Versus Prior Year
•Total revenue was $102.9 million, ahead of the Company's guidance range and down 11.5%.
•Commerce revenue, which includes the Company's retail business, was $13.7 million, up 49.5%.
•Direct-to-consumer gross margin was 67.0%, up 250 basis points.
•Net loss was $(7.0) million, a $3.0 million improvement.
•Adjusted EBITDA was $0.1 million, up $1.9 million.

“We entered fiscal 2026 with two clear priorities: maintain positive adjusted EBITDA and accelerate diversification beyond subscription boxes,” said Matt Meeker, Co-Founder and Chief Executive Officer of BARK. “Last quarter, we made solid progress on both. Revenue came in ahead of guidance, we closely managed our marketing spend to ensure we delivered positive adjusted EBITDA, and we achieved our strongest DTC gross margin quarter to date—driven by a shift toward higher-value Super Chewer customers. Our Commerce segment grew 50% year-over-year, and BARK Air surpassed $2 million in revenue. While there’s still work ahead, we’re beginning to scale across new categories and channels to reach more dog parents. It’s a solid start to the year in a volatile environment, and the team is focused on building from this early momentum.”

Fiscal First Quarter 2025 Highlights
•Revenue was $102.9 million, ahead of the Company's guidance range as it acquired more new subscriptions than expected and experienced a greater shift towards higher-value Super Chewer subscriptions. Revenue declined 11.5% year-over-year primarily from fewer total orders in the most recent period, largely related to carrying fewer subscriptions into the quarter, compared to the first quarter last year. The Company also managed its marketing spend on new subscriptions as it focused on profitability.
•Direct to Consumer (“DTC”) revenue was $89.2 million, a 16.7% decrease year-over-year, primarily related to the items discussed above.
•Commerce revenue was $13.7 million, a 49.5% increase year-over-year, with strong growth at Costco, Amazon, Chewy and TJX.
•Gross profit was $64.1 million, a 12.5% decrease compared to last year, primarily driven by revenue.

•Gross margin was 62.3%, compared to 63.0% in the same period last year. The decrease was primarily due to lower gross margin in the Commerce segment partly driven by opportunistic sell-through of surplus inventory and from higher tariffs in the quarter. Direct-to-consumer gross margin was 67.0%, up 250 basis points year-over-year.
•Advertising and marketing expenses were $15.2 million, compared to $20.4 million in the previous year.
•General and administrative ("G&A") expenses were $57.3 million, compared to $63.4 million in the prior year.
•Net loss was $(7.0) million, compared to a net loss of $(10.0) million in the previous year.
•Adjusted EBITDA was $0.1 million, a $1.9 million improvement compared to last year and at the midpoint of the Company's guidance range.
•Net cash provided by (used in) operating activities was $(5.4) million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $(6.1) million, which reflects a $10.0 million net increase in inventory and $1.8 million of share repurchases in the quarter.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of June 30, 2025 was $84.7 million, following a $10.0 million net increase in inventory and $1.8 million of share repurchases.
•The Company's inventory balance as of June 30, 2025 was $98.1 million.

Second Quarter Fiscal Year 2026 Financial Outlook
Based on current market conditions as of August 7, 2025, BARK is providing updated guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal second quarter fiscal year 2026, the Company expects:
•Total revenue between $102.0 million and $105.0 million.
•Adjusted EBITDA between $(2.0) million and $2.0 million.

Due to ongoing uncertainty surrounding tariffs and their impact on overall demand and operating costs, BARK will not be providing full-year guidance at this time. The Company will continue to evaluate market conditions and provide updates as the macroeconomic landscape becomes clearer. BARK remains focused on executing its strategic initiatives and delivering long-term value to its customers and shareholders.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's first quarter fiscal year 2026 results will be held today, August 7, 2025, at 8:30 a.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog’s breed, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic or other global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of DTC orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. In prior periods, the Company calculated AOV by dividing DTC revenue by total subscription shipments.

Key Performance Indicators

	Three Months Ended June 30,

	2025	2024
Total Orders (in thousands)	2,819	3,442
Average Order Value	$30.80	$30.94
Direct to Consumer Gross Profit (in thousands)(1)	$60,183	$69,270
Direct to Consumer Gross Margin (1)	69.3%	65.1%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include revenue or cost of goods sold from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2025	2024
REVENUE	$102,861	$116,212
COST OF REVENUE	38,784	42,946
Gross profit	64,077	73,266
OPERATING EXPENSES:
General and administrative	57,252	63,426
Advertising and marketing	15,178	20,432
Total operating expenses	72,430	83,858
LOSS FROM OPERATIONS	(8,353)	(10,592)
INTEREST INCOME	809	1,479
INTEREST EXPENSE	(709)	(711)
OTHER INCOME (EXPENSE)—NET	1,223	(215)
NET LOSS BEFORE INCOME TAXES	(7,030)	(10,039)
PROVISION FOR INCOME TAXES	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(7,030)	$(10,039)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended
	June 30,
	2025	2024
Revenue
Direct to Consumer:
Toys & Accessories(1)	$51,800	$70,569
Consumables(1)	35,030	35,904
Other(2)	2,346	586
Total Direct to Consumer	$89,176	$107,059
Commerce	13,685	9,153
Revenue	$102,861	$116,212
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.
(2) Other Direct to Consumer revenue is derived from BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended June 30,
	2025	2024
Direct to Consumer(1):
Revenue	$89,176	$107,059
Cost of revenue	29,431	38,051
Gross profit	59,745	69,008
Commerce:
Revenue	13,685	9,153
Cost of revenue	9,353	4,895
Gross profit	4,332	4,258
Consolidated:
Revenue	102,861	116,212
Cost of revenue	38,784	42,946
Gross profit	$64,077	$73,266
(1) Direct to Consumer segment gross profit includes revenue and cost of revenue from BARK Air.

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30,	March 31,
	2025	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,665	$94,022
Accounts receivable—net	7,419	9,453
Prepaid expenses and other current assets	11,479	10,036
Inventory	98,124	88,126
Total current assets	201,687	201,637
PROPERTY AND EQUIPMENT—NET	22,017	21,475
INTANGIBLE ASSETS—NET	4,822	5,426
OPERATING LEASE RIGHT-OF-USE ASSETS	27,250	28,277
OTHER NONCURRENT ASSETS	4,175	3,820
TOTAL ASSETS	$259,951	$260,635
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,502	$20,364
Operating lease liabilities, current	5,930	5,798
Accrued and other current liabilities	39,475	34,054
Deferred revenue	20,896	21,251
Current portion of long-term debt	42,688	42,573
Total current liabilities	130,491	124,040
OPERATING LEASE LIABILITIES	35,267	36,802
OTHER LONG-TERM LIABILITIES	224	267
Total liabilities	165,982	161,109
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 169,830,115 and 169,732,895 shares issued and outstanding	1	1
Treasury stock, at cost, 17,303,225 and 15,992,598 shares, respectively	(26,500)	(24,730)
Additional paid-in capital	507,315	504,022
Accumulated deficit	(386,847)	(379,767)
Total stockholders’ equity	93,969	99,526
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$259,951	$260,635

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,030)	$(10,039)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation & amortization	2,520	2,879
Impairment of assets	—	799
Non-cash lease expense	1,027	957
Amortization of deferred financing fees and debt discount	114	101
Stock-based compensation expense	3,594	2,941
Provision for inventory obsolescence	285	1,229
Change in fair value of warrant liabilities and derivatives	(782)	391
Changes in operating assets and liabilities:
Accounts receivable	2,033	637
Inventory	(10,283)	2,521
Prepaid expenses and other current assets	(417)	(999)
Other noncurrent assets	(356)	343
Accounts payable and accrued expenses	5,837	2,396
Deferred revenue	(356)	542
Operating lease liabilities	(1,403)	(1,281)
Other liabilities	(223)	(1,625)
Net cash (used in) provided by operating activities	(5,440)	1,792

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(708)	(2,043)
Net cash used in investing activities	(708)	(2,043)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(59)	(54)
Proceeds from the exercise of stock options	20	145
Proceeds from issuance of common stock under ESPP	197	193
Tax payments related to the issuance of common stock	(497)	(255)
Excise tax from stock repurchases	(21)	(43)
Payments to repurchase common stock	(1,770)	(4,286)
Net cash used in financing activities	(2,130)	(4,300)

Effect of exchange rate changes on cash	(50)	21

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(8,328)	(4,530)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	97,531	130,704
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$89,203	$126,174

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	84,665	117,795
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	4,538	8,379
Total cash, cash equivalents and restricted cash	$89,203	$126,174

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Purchases of property and equipment included in accounts payable and accrued liabilities	$1,749	$—
Cash paid for interest	$5	$50

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payments, (5) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software and cloud computing implementation costs, (8) technology modernization costs, and (9) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payments, (9) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software and cloud computing implementation costs, (12) technology modernization costs, and (13) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments and other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended June 30,
	2025	2024
	(in thousands, except per share data)
Net Loss	$(7,030)	$(10,039)
Stock compensation expense	3,594	2,941
Change in fair value of warrants and derivatives	(782)	391
Sales and use tax income (1)	(240)	(1,303)
Restructuring	423	773
Litigation expenses (2)	176	387
Warehouse restructuring costs	726	539
Impairment of assets	—	799
Technology modernization (3)	323	707
Other items (4)	57	820
Adjusted net loss	$(2,753)	$(3,985)
Net loss margin	(6.83)%	(8.64)%
Adjusted net loss margin	(2.68)%	(3.43)%

Adjusted net loss per common share - basic and diluted	$(0.02)	$(0.02)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	169,208,938	175,561,535

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended June 30,
	2025	2024
	(in thousands)
Net Loss	$(7,030)	$(10,039)
Interest income	(809)	(1,479)
Interest expense	709	711
Depreciation and amortization expense	2,520	2,879
Stock compensation expense	3,594	2,941
Change in fair value of warrants and derivatives	(782)	391
Cloud computing amortization	421	78
Sales and use tax income (1)	(240)	(1,303)
Restructuring	423	773
Litigation expenses (2)	176	387
Warehouse restructuring costs	726	539
Impairment of assets	—	799
Technology modernization (3)	323	707
Other items (4)	57	820
Adjusted EBITDA	$88	$(1,796)
Net loss margin	(6.83)%	(8.64)%
Adjusted EBITDA margin	0.09%	(1.55)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended June 30, 2025, other items is comprised of costs associated with the share repurchase program of less than $0.1 million. For the three months ended June 30, 2024, other items is primarily comprised of the expense related to non-recurring retention payments to management of $0.2 million, executive transition costs including recruiting costs of $0.4 million, costs associated with the share repurchase program of $0.2 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended June 30,
	2025	2024
Free cash flow reconciliation:
Net cash (used in) provided by operating activities	$(5,440)	$1,792
Capital expenditures	(708)	(2,043)
Free cash flow	$(6,148)	$(251)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com